E x e c u t i o n   C o p y



             THIRTEENTH AMENDMENT TO CREDIT AGREEMENT
             ----------------------------------------


          THIS THIRTEENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of July 20, 1998, is by and between KAISER
 ---------
ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM CORPORATION, a Delaware corporation
 -------
(the "Parent Guarantor"), the various financial institutions that
      ----------------
are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and,
                                                -------
individually, a "Lender"), and BANKAMERICA BUSINESS CREDIT, INC.,
                 ------
a Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the
                                                 -----
Lenders. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                       W I T N E S S E T H:

          WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995, the Fifth Amendment to Credit Agreement, dated as of December 11, 1995, the Sixth Amendment to Credit Agreement, dated as of October 1, 1996, the Seventh Amendment to Credit Agreement, dated as of December 17, 1996, the Eighth Amendment to Credit Agreement, dated as of February 24, 1997, the Ninth Amendment to Credit Agreement and Acknowledgment, dated as of April 21, 1997, the Tenth Amendment to Credit Agreement and Assignment, dated as of June 25, 1997, the Eleventh Amendment to Credit Agreement and Limited Waivers, dated as of October 20, 1997, and the Twelfth Amendment to Credit Agreement, dated as of January 13, 1998 (the "Credit Agreement"); and
                       ----------------

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Amendments to Credit Agreement.
                      -------------------------------

     1.1  Amendments to Article I:  Definitions.
          -------------------------------------

          A.   The definition of "Joint Venture Affiliate"
                                  -----------------------
contained in Section 1.1 of the Credit Agreement is hereby
             -----------
amended by inserting the phrase "Venezuela Aluminum Partners (but only at such time as Venezuela Aluminum Partners is not a Subsidiary of the Company and is an Affiliate of the Company), CAVSA (but only at such time as CAVSA is not a Subsidiary of the Company and is an Affiliate of the Company), ALCASA (but only at such time as ALCASA is not a Subsidiary of the Company and is an Affiliate of the Company), BAUXILUM (but only at such time as BAUXILUM is not a Subsidiary of the Company and is an Affiliate of the Company), CARBONORCA (but only at such time as CARBONORCA is not a Subsidiary of the Company and is an Affiliate of the Company), VENALUM (but only at such time as VENALUM is not a Subsidiary of the Company and is an Affiliate of the Company)," after the term "AKW LLC," in such definition.

          B.   The definition of "Materially Adverse Effect"
                                  -------------------------
contained in Section 1.1 of the Credit Agreement is hereby
             -----------
amended by inserting the phrase ", Venezuela Aluminum Partners, CAVSA, ALCASA, BAUXILUM, CARBONORCA, and VENALUM" following the term "KJBC" in the parenthetical contained in clause (a) thereof.
                                              ----------

          C.   The following definitions are hereby added to
Section 1.1 of the Credit Agreement in the appropriate
-----------
alphabetical order:

          "'ALCASA' means C.V.G. Aluminios del Caroni, S.A., a
            ------
corporation organized under the laws of Venezuela."

          "'BAUXILUM' means C.V.G. Bauxilum, C.A., a corporation
            --------
organized under the laws of Venezuela."

          "'CARBONORCA' means C.V.G. Carbones del Orinoco, C.A.,
            ----------
a corporation organized under the laws of Venezuela."

          "'CAVSA' means Corporacion Aluminios de Venezuela,
            -----
S.A., a corporation organized under the laws of Venezuela."

          "'Maximum Letter of Credit Amount' means (a) if no
            -------------------------------
Venezuela Letter of Credit is issued, $125,000,000, and (b) if a Venezuela Letter of Credit is issued, then (i) during the period from and including the date of such issuance to and including the date on which the Venezuela Bid Bond Obligation is terminated, $235,000,000, (ii) from and excluding the date on which the Venezuela Bid Bond Obligation is terminated, $200,000,000 and
(iii) from and excluding the date on which all Venezuela Letters of Credit have expired or are terminated, $125,000,000."

          "'Pricing Interest Coverage Ratio' means, for any
            -------------------------------
period, the ratio of

               (a) (i) the sum of EBITDA for all of the Fiscal Quarters comprising such period minus (ii) the aggregate
                                     -----
     Adjusted Capital Expenditures for all of the Fiscal Quarters comprising such period minus (iii) the aggregate amount of
                            -----
     all Investments (including any payment under a Venezuela Letter of Credit) made by the Company in Venezuela Aluminum Partners and/or CAVSA (without duplication) during such period to
--

               (b) (i) the aggregate amount of interest expense (excluding amortization of deferred financing costs and, to the extent not paid in cash, interest on the PIK Note and the Equity Proceeds Notes) of the Company and its Subsidiaries for all of the Fiscal Quarters comprising such period, calculated on a consolidated basis in accordance with GAAP, minus (ii) the amount of interest income of the
                -----
     Company and its Subsidiaries which was included in the calculation of Net Income, in accordance with GAAP, for all of the Fiscal Quarters comprising such period, minus (iii)
                                                    -----
     that portion of the amount set forth in clause (i) above
                                             ----------
     attributable to (A) the proportionate direct or indirect ownership of Persons other than the Company and its Subsidiaries of the voting stock of, or partnership interest in, any Subsidiary or (B) if the economic burden of the amount set forth in clause (i) above is borne or to be borne
                         ----------
     by minority owners of such Subsidiary (other than the Company and its Subsidiaries) in a proportion other than the proportion of their direct or indirect ownership of the voting stock of, or partnership interest in, such Subsidiary, the proportionate share of the economic burden of such amount borne or to be borne by such minority owners."

          "'VENALUM' means C.V.G. Industria Venezolana del
            -------
Aluminio, C.A., a corporation organized under the laws of Venezuela."

          "'Venezuela Aluminum Partners' means Venezuela Aluminum
            ---------------------------
Partners, a corporation organized under the laws of the Cayman
Islands, or Aluminium Consortium Venezuela B.V., a corporation organized under the laws of the Netherlands."

          "'Venezuela Bid Bond Obligation' means the obligation
            -----------------------------
of the Company to pledge assets and/or provide one or more letters of credit to support a bid bond submitted by Venezuela Aluminum Partners in connection with a bid to purchase the capital stock of CAVSA."

          "'Venezuela Letter of Credit' means a Letter of Credit
            --------------------------
securing obligations of the Company in connection with the Company making Investments in Venezuela Aluminum Partners and/or
CAVSA."

          "'Venezuela Letter of Credit Amount' means, at any
            ---------------------------------
time, (a) the Maximum Letter of Credit Amount at such time minus
                                                           ------
(b) $125,000,000."

          "'Venezuela Pledged Cash' means cash and/or Cash
            ----------------------
Equivalent Investments securing obligations of the Company in connection with the Company making Investments in Venezuela
Aluminum Partners and/or CAVSA."

     1.2  Amendments to Article II:  Commitments and Borrowing
          -----------------------------------------------------
Procedures.
----------

          Clause (b) of Section 2.1.3 of the Credit Agreement is
          ----------    -------------
hereby amended to read in its entirety as follows:

          "(b) the Issuer Bank shall not be required to issue (i) any Letter of Credit if, after giving effect thereto, (A) the Letter of Credit Outstandings would exceed the Maximum Letter of Credit Amount; or (B) (1) the sum of the aggregate Stated Amount (without duplication) of all Venezuela Letters of Credit outstanding at such time plus the aggregate amount of Venezuela
                         ----
Pledged Cash outstanding at such time would exceed an amount equal to (2) $210,000,000 plus the sum of the aggregate amount of
                          ----
Venezuela Pledged Cash and Venezuela Letters of Credit outstanding at such time in respect of the Venezuela Bid Bond Obligation minus the aggregate amount of all Investments
           -----
(including any payment under a Venezuela Letter of Credit) made by the Company in Venezuela Aluminum Partners and/or CAVSA; or
(ii) any Venezuela Letter of Credit if, after giving effect thereto, the aggregate Stated Amount (without duplication) of all Venezuela Letters of Credit outstanding at such time would exceed the Venezuela Letter of Credit Amount."

     1.3  Amendments to Article III:  Repayments, Prepayments,
          ----------------------------------------------------
Interest, and Fees.
------------------

          Section 3.4.1 of the Credit Agreement is hereby amended
          -------------
by deleting the phrase "Interest Coverage Ratio" each time it appears therein and substituting the phrase "Pricing Interest
Coverage Ratio" therefor.

     1.4  Amendments to Article V:  Letter of Credit.
          ------------------------------------------

          A.   Clause (b)(ii) of Section 5.1 of the Credit
               --------------    ------------
Agreement is hereby amended to read in its entirety as follows:

          "(ii) (A) the Stated Amount thereof, when added to the Letter of Credit Outstandings immediately prior to the issuance of such Letter of Credit, would exceed the Maximum Letter of Credit Amount; or (B) if immediately after the issuance of such Letter of Credit (1) the sum of the aggregate Stated Amount (without duplication) of all Venezuela Letters of Credit outstanding at such time plus the aggregate amount of Venezuela
                         ----
Pledged Cash outstanding at such time would exceed an amount equal to (2) $210,000,000 plus the sum of the aggregate amount
                          ----
of Venezuela Pledged Cash and Venezuela Letters of Credit outstanding at such time in respect of the Venezuela Bid Bond Obligation minus the aggregate amount of all Investments
           -----
including any payment under a Venezuela Letter of Credit) made by the Company in Venezuela Aluminum Partners and/or CAVSA."

          B.   Clause (b) of Section 5.1 of the Credit Agreement
               ----------    -----------
is hereby amended by adding the following as the last sentence thereof:

          "The Issuer Bank is under no obligation to issue any Venezuela Letter of Credit if the aggregate Stated Amount (without duplication) thereof, when added to the aggregate Stated Amount (without duplication) of all other Venezuela Letters of Credit outstanding immediately prior to the issuance of such Venezuela Letter of Credit, would exceed the Venezuela Letter of Credit Amount."

     1.5  Amendments to Article IX:  Covenants.
          -------------------------------------

          A.   Section 9.1.1 of the Credit Agreement is hereby
               -------------
amended by adding the phrase "(other than Venezuela Aluminum Partners, CAVSA, ALCASA, BAUXILUM, CARBONORCA, and VENALUM)" following the words "Joint Venture Affiliate" in clause
                                                 -------
(d)(ii)(C) thereof.
----------

          B.   Section 9.2.3 of the Credit Agreement is hereby
               -------------
amended by (i) deleting the word "and" at the end of clause (w)
                                                     ----------
thereof, (ii) deleting the period at the end of clause (x)
                                                ----------
thereof and substituting the phrase "; and" therefor, and (iii) adding the following as a new clause (y) thereof:
                              ----------

          "(y) Liens on Venezuela Pledged Cash in an amount not to exceed $100,000,000 at any one time outstanding; provided,
                                                    --------
however, that (i) the sum of the aggregate Stated Amount (without
-------
duplication) of all Venezuela Letters of Credit outstanding at such time plus the aggregate amount of Venezuela Pledged Cash
          -----
outstanding at such time may not exceed an amount equal to (ii) $210,000,000 plus the sum of the aggregate amount of Venezuela
             ----
Pledged Cash and Venezuela Letters of Credit outstanding at such time in respect of the Venezuela Bid Bond Obligation minus the
                                                     -----
aggregate amount of all Investments (including any payment under a Venezuela Letter of Credit) made by the Company in Venezuela Aluminum Partners and/or CAVSA."

          C.   Clause (n) of Section 9.2.5 of the Credit
               ----------    -------------

Agreement is hereby amended by adding the phrase "ALCASA, BAUXILUM, CARBONORCA, CAVSA, VENALUM, Venezuela Aluminum
Partners," after the term "KAEII," in the first parenthetical contained therein.

          D.   Clause (o) of Section 9.2.5 of the Credit
               ----------    --------------
Agreement is hereby amended by adding the phrase "ALCASA, BAUXILUM, CARBONORCA, CAVSA, VENALUM, Venezuela Aluminum Partners," after the term "KAEII," in the second parenthetical contained therein.

          E.   Section 9.2.5 of the Credit Agreement is hereby
               -------------
amended by (i) deleting the word "and" at the end of clause (s)
                                                     ----------
thereof, (ii) deleting the period at the end of clause (t)
                                                ----------
thereof and substituting the phrase "; and" therefor; and (iii) adding the following as a new clause (u) thereof:
                              ----------

          "(u) Investments (including any payment under a Venezuela Letter of Credit) by the Company in Venezuela Aluminum
Partners and/or CAVSA in an amount not to exceed $210,000,000 in the aggregate at any one time outstanding."

          F.   Section 9.2.18 of the Credit Agreement is hereby
               --------------
amended by amending clause (vi) thereof to read in its entirety
                    -----------
as follows:

          "(vi)     Investments permitted by Sections 9.2.5(f),
                                             ------------------
9.2.5(n), 9.2.5(o), 9.2.5(q), 9.2.5(r), 9.2.5(s), 9.2.5(t), and
--------  --------  --------  --------  --------  --------
9.2.5(u);".
--------

     1.6  Amendments to Article X:  Events of Default.
          --------------------------------------------

          A.   Section 10.1.6 of the Credit Agreement is hereby
               --------------
amended by adding the phrase "(other than Venezuela Aluminum Partners, CAVSA, ALCASA, BAUXILUM, CARBONORCA, and VENALUM)" following the words "Joint Venture Affiliate" and following the words "Joint Venture Affiliates" contained therein.

          B.   Section 10.1.10 of the Credit Agreement is hereby
               ---------------
amended by adding the phrase ", Venezuela Aluminum Partners, CAVSA, ALCASA, BAUXILUM, CARBONORCA, and VENALUM" following the term "KJBC" in the first parenthetical contained therein.

          Section 2.  Amendments to Collateral Documents.
                      ----------------------------------

          The parties agree that, as of the Thirteenth Amendment Effective Date, the Company Security Agreement shall be amended as set forth in Exhibit A hereto. The Required Lenders hereby approve the form of such amendment, and hereby authorize the Agent on their behalf to accept from the Company, and authorize the Agent to execute and deliver as Agent, the amendment to the Company Security Agreement in substantially the form of such Exhibit A with such changes, additions or deletions as the Agent, in its sole and absolute discretion, may approve.

          Section 3.  Conditions to Effectiveness.
                      ---------------------------

          This Amendment shall become effective as of the date hereof only when the following conditions shall have been satisfied and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company and each Lender (the date of satisfaction of such conditions and the giving of such notice being referred to herein as the "Thirteenth Amendment Effective
                                 -------------------------------
Date").
------

          A. The Agent shall have received for each Lender (1) counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the Required Lenders (or notice of the approval of this Amendment by the Required Lenders satisfactory to the Agent shall have been received by the Agent),
(2) counterparts of the Fourth Amendment to Company Security Agreement, dated as of July 20, 1998, between the Company and the Agent (the "Company Security Amendment") duly executed on behalf
            --------------------------
of the Company and the Agent, and (3) a letter regarding the payment of a fee in the amount of $406,250 upon the closing of the purchase by the Company or any of its Subsidiaries of the capital stock or assets of CAVSA or any of its Subsidiaries, duly executed on behalf of the Company, the Agent and the Required Lenders.

          B.   The Agent shall have received:

               (1) Resolutions of the Board of Directors or of the Executive Committee of the Board of Directors of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance of this Amendment, and, in the case of the Company, the Company Security Amendment, certified by their respective corporate secretaries or assistant secretaries as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

               (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment and, in the case of the Company, the Company Security
Amendment;

               (3) For each Lender an opinion, addressed to the Agent and each Lender, from Kramer, Levin, Naftalis & Frankel, in form and substance satisfactory to the Agent;

               (4) Such other information, approvals, opinions, documents, or instruments as the Agent may reasonably request;
and

               (5) For the pro rata benefit of the Lenders, a fee in the amount of $406,250 and, for the benefit of the Agent, the fee set forth in that certain letter dated as of the date hereof between the Agent and the Company.

          Section 4.  Company's Representations and Warranties.
                      ----------------------------------------
          In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Thirteenth Amendment Effective Date after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and
                        -----------------
the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

          B.   No Conflict.  The execution and delivery by the
               -----------
Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

               (1)  contravene such Obligor's Organic Documents;

               (2) contravene the Senior Indenture, the New Senior Indenture, the Additional New Senior Indentures, or the Subordinated Indenture or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

               (3)  result in, or require the creation or
imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               ------------------
executed and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ---------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent
Guarantor.

          E.   Incorporation of Representations and Warranties
               ------------------------------------------------
from Credit Agreement.  Each of the statements set forth in
---------------------
Section 7.2.1 of the Credit Agreement is true and correct.
-------------

          Section 5.  Acknowledgement and Consent.
                      ---------------------------

          The Company is a party to the Company Collateral Documents, in each case as amended through the date hereof, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the date hereof, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the date hereof, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit
                                                         ------
Support Parties", and the Company Collateral Documents, the
---------------
Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit Support Documents".
               ------------------------

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

          Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 6.  Miscellaneous.
                      -------------

          A.   Reference to and Effect on the Credit Agreement
               ------------------------------------------------
and the Other Loan Documents.
----------------------------

               (1)  On and after the Thirteenth Amendment
Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (2)  Except as specifically amended by this
Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO
               --------------
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO
CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment
               ---------
are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by
               ------------
the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment
               ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION        KAISER ALUMINUM & CHEMICAL
                                   CORPORATION


By: /s/ Karen A. Twitchell         By: /s/ Karen A. Twitchell
   -----------------------            ----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

BANKAMERICA BUSINESS CREDIT,       BANKAMERICA BUSINESS CREDIT,
 INC.                                INC., as Agent

By: /s/ Michael J. Jasaitis        By: /s/ Michael J. Jasaitis
   ----------------------             -----------------------
Name: Michael J. Jasaitis          Name: Michael J. Jasaitis
Its: Vice President                Its: Vice President


BANK OF AMERICA NATIONAL TRUST     THE CIT GROUP/BUSINESS
  AND SAVINGS ASSOCIATION               CREDIT, INC.

By: /s/ James P. Johnson           By: /s/ Dan Hughes
   ----------------------             -----------------------
Name Printed: James P. Johnson     Name Printed: Dan Hughes
Its: Managing Director             Its: Vice President


CONGRESS FINANCIAL CORPORATION     HELLER FINANCIAL, INC.
   (WESTERN)

By: /s/ Kristine Metchakian        By: /s/ Richard J. Holston
   ----------------------             -----------------------
Name Printed: Kristine Metchakian  Name Printed: Richard J.
                                   Holston
Its: Vice President                Its: Account Executive, AVP


LA SALLE NATIONAL BANK             TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION

By: /s/ Douglas C. Colletti        By: /s/ Robert L. Heinz
   ----------------------             -----------------------
Name Printed: Douglas C. Colletti  Name Printed: Robert L. Heinz
Its: First Vice President          Its: Senior Vice President



ABN AMRO BANK N.V.
San Francisco International Branch
by:  ABN AMRO North America,
Inc., as agent

By: /s/ Jeffrey A. French
   -----------------------
Name Printed: Jeffrey A. French
Its: Group Vice President & Director


By: /s/ Michael M. Tolentino
   -----------------------
Name Printed: Michael M. Tolentino
Its: Vice President

ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION          KAISER ALUMINUM & CHEMICAL
                                   INVESTMENT, INC.

By: /s/ Karen A. Twitchell         By: /s/ Karen A. Twitchell
   -----------------------            -----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

KAISER ALUMINUM PROPERTIES,        KAISER ALUMINUM TECHNICAL
   INC.                            SERVICES, INC.

By:  /s/ Karen A. Twitchell        By: /s/ Karen a. Twitchell
   -----------------------            -----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

OXNARD FORGE DIE COMPANY, INC.     KAISER ALUMINIUM
                                   INTERNATIONAL, INC.

By: /s/ Karen A. Twitchell         By: /s/ Karen A. Twitchell
   ----------------------             ----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

KAISER ALUMINA AUSTRALIA           KAISER FINANCE CORPORATION
  CORPORATION

By: /s/ Karen A. Twitchell         By: /s/ Karen A. Twitchell
   ----------------------             ----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

ALPART JAMAICA INC.                KAISER JAMAICA CORPORATION

By: /s/ Karen A. Twitchell         By: /s/ Karen A. Twitchell
   ----------------------             ----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

KAISER BAUXITE COMPANY             KAISER EXPORT COMPANY

By: /s/ Karen A. Twitchell         By: /s/ Karen A. Twitchell
   ----------------------             ----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

KAISER MICROMILL HOLDINGS, LLC     KAISER SIERRA MICROMILLS, LLC

By: /s/ Karen A. Twitchell         By: /s/ Karen A. Twitchell
   ----------------------             ----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

KAISER TEXAS SIERRA MICROMILLS,    KAISER TEXAS MICROMILL
LLC                                HOLDINGS, LLC

By:  /s/ Karen A. Twitchell         By:  /s/ Karen A. Twitchell
   ----------------------             ----------------------
Name Printed: Karen A. Twitchell   Name Printed: Karen A.
                                   Twitchell
Its: Treasurer                     Its: Treasurer

KAISER BELLWOOD CORPORATION

By:  /s/ Karen A. Twitchell
   ----------------------
Name Printed: Karen A. Twitchell
Its: Treasurer

                                                      EXHIBIT A

          FOURTH AMENDMENT TO COMPANY SECURITY AGREEMENT
         -----------------------------------------------


          THIS FOURTH AMENDMENT TO COMPANY SECURITY AGREEMENT (this "Amendment"), dated as of July 20, 1998, is by and between
       ---------
Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company"), and BankAmerica Business Credit, Inc., a
      -------
Delaware corporation, as agent for the Secured Lenders (as defined in the Credit Agreement referred to below) (in such capacity, together with its successors and assigns in such capacity, the "Agent"). Capitalized terms used, but not defined,
               -----
herein shall have the meanings given to such terms in the Credit Agreement, as amended by the Thirteenth Amendment.


                       W I T N E S S E T H:


          WHEREAS, the Company, Kaiser Aluminum Corporation, a Delaware corporation (the "Parent Guarantor"), the various
                           ----------------
financial institutions that are or may from time to time become parties to the Credit Agreement (collectively, the "Lenders" and,
                                                   -------
individually, a "Lender"), and the Agent are parties to the
                 ------
Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third Amendment to Credit Agreement and Acknowledgment, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995, the Fifth Amendment to Credit Agreement, dated as of December 11, 1995, the Sixth Amendment to Credit Agreement, dated as of October 1, 1996, the Seventh Amendment to Credit Agreement, dated as of December 17, 1996, the Eighth Amendment to Credit Agreement, dated as of February 24, 1997, the Ninth Amendment to Credit Agreement and Acknowledgment, dated as of April 21, 1997, the Tenth Amendment to Credit Agreement, dated as of June 25, 1997, the Eleventh Amendment to Credit Agreement and Limited Waivers, dated as of October 20, 1997, and the Twelfth Amendment to Credit Agreement, dated as of January 13, 1998 (the "Credit Agreement"); and
                                   ----------------

          WHEREAS, as of the date hereof the Company, the Parent
Guarantor, the Lenders and the Agent are entering into a
Thirteenth Amendment to Credit Agreement (the "Thirteenth
                                               ----------
Amendment"); and
---------

          WHEREAS, the Company and the Agent are parties to the Company Security Agreement, Financing Statement and Conditional Assignment of Patents and Trademarks, dated as of February 15, 1994, as amended by the First Amendment to Company Security Agreement, dated as of July 21, 1994, the Second Amendment to Company Security Agreement, dated as of December 11, 1995 and the Third Amendment to Company Security Agreement dated as of April 21, 1997 (the "Company Security Agreement"), and have agreed to
               ---------------------------
amend the Company Security Agreement as herein provided; and

          WHEREAS, the Required Lenders have consented to the execution and delivery of this Amendment by the Agent;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Amendment to Company Security Agreement.
                      ---------------------------------------

               The proviso contained in the first paragraph of
Section 2 of the Company Security Agreement is hereby amended by adding the phrase "ALCASA, BAUXILUM, CARBONORCA, CAVSA, VENALUM, Venezuela Aluminum Partners," immediately following the phrase "Furukawa," each time it appears in clause (A) thereof.

          Section 2.  Company's Representations and Warranties.
                      ----------------------------------------

          In order to induce the Agent to enter into this Amendment and to amend the Company Security Agreement in the manner provided herein, and to induce the Required Lenders to consent to such action by the Agent, the Company represents and warrants to each Lender and the Agent that, as of the Thirteenth Amendment Effective Date (as defined in the Thirteenth Amendment) after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Company and the performance of the Company Security Agreement as amended by this Amendment (the "Amended Agreement") by the Company are within the Company's
 -----------------

corporate powers and have been duly authorized by all necessary corporate action on the part of the Company.

          B.   No Conflict.  The execution and delivery by the
               -----------
Company of this Amendment and the performance by the Company of the Amended Agreement do not:

               (1)  contravene the Company's Organic Documents;

               (2) contravene the Senior Indenture, the New Senior Indenture, the Additional New Senior Indentures, or the Subordinated Indenture or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting the Company or any of its Subsidiaries; or

               (3)  result in, or require the creation or
imposition of, any Lien on any of the Company's properties, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               ------------------
executed and delivered by the Company and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ---------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance of this Amendment by the Company.

          Section 3.  Miscellaneous.
                      -------------

          A.   Reference to and Effect on the Company Security
               ------------------------------------------------
Agreement and the Other Loan Documents.
--------------------------------------

               (1)  On and after the Thirteenth Amendment
Effective Date, each reference in the Company Security Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Company Security Agreement, and each reference in the other Loan Documents to the "Company Security Agreement", "thereunder", "thereof" or words of like import referring to the Company Security Agreement shall mean and be a reference to the Amended Agreement.

               (2)  Except as specifically amended by this
Amendment, the Company Security Agreement shall remain in full force and effect and is hereby ratified and confirmed.

               (3) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Company Security Agreement.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO
               --------------
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO
CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment
               ---------
are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by
               -------------
the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment
               ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.


KAISER ALUMINUM & CHEMICAL         BANKAMERICA BUSINESS CREDIT,
   CORPORATION                        INC., as Agent



By:                                By:
   ---------------------------        ---------------------------
Name: Karen A. Twitchell           Name: Michael J. Jasaitis
Its: Treasurer                     Its: Vice President